037 Putnam Florida Tax Exempt Income Trust
5/31/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		9,468
Class B		1,947

72DD2	(000s omitted)

Class M		47

73A1

Class A		0.3907
Class B		0.3288

73A2

Class M		0.3621

74U1	(000s omitted)

Class A		23,675
Class B		5,469

74U2	(000s omitted)

Class M		141

74V1

Class A		9.73
Class B		9.73

74V2

Class M		9.72